UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                 ------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       HAYES LEMMERZ INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                                  32-0072578
                    (I.R.S. Employer Identification Number)

 15300 Centennial Drive, Northville, MI                     48167
(Address of Principal Executive Offices)                  (Zip Code)

                           Long-Term Incentive Plan
                       Critical Employee Retention Plan
                           (Full Title of the Plan)

                               Patrick C. Cauley
                         General Counsel and Secretary
                 15300 Centennial Drive, Northville, MI 48167
                    (Name and Address of Agent For Service)

                                (734) 737-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                        Proposed               Proposed
     Title of Each               Amount                 Maximum                 Maximum
 Class of Securities              To Be                 Offering               Aggregate              Amount of
        To Be                  Registered              Price Per               Offering             Registration
       Registered                                        Share                   Price                   Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value       3,950,489 (1)           $15.525 (2)         $61,331,341.73 (2)          $4,961.71
     $.01 per share
==================================================================================================================

(1) Represents (a) 3,734,554 shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), issuable under the Long-Term Incentive Plan and (b) 215,935 shares of the Registrant's Common Stock issuable under the Critical Employee Retention Plan, together with an indeterminate number of shares of the Registrant's Common Stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's Long-Term Incentive Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant's Common Stock. In accordance with Rule 416 under the Securities Act of 1933, as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock on November 18, 2003, as reported on the Over-the-Counter Bulletin Board.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Hayes Lemmerz International, Inc. (the "Company") (Commission File Numbers 001-11592, prior to June 3, 2003, and 000-50303, thereafter) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

         (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A/A, dated June 4, 2003, filed with the Commission pursuant to Section 12(g) of the Exchange Act.

         (d) All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court.

         Under the Company's certificate of incorporation and bylaws, the Company is required to indemnify, to the fullest extent permitted by applicable law, any person who is or was made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, because the person is or was a director or officer of the Company or is or was serving as a director, officer, employee or agent for another entity at the request of the Company against liability incurred in such action, suit or proceeding. The Company has also entered into indemnification agreements with certain of its officers and directors to contractually provide indemnification coverage consistent with the Company's certificate of incorporation and bylaws.

         In addition, the Company maintains officers' and directors' liability insurance insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such.

Item 7.           Exemption From Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         See Exhibit Index.

Item 9.           Undertakings.

(a) The undersigned registrant herby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northville, state of Michigan, on this 21st day of November, 2003.

                                   HAYES LEMMERZ INTERNATIONAL, INC.

                                   By: /s/ Curtis J. Clawson
                                       -----------------------------------------
                                   Name:  Curtis J. Clawson
                                   Title: President, Chief Executive Officer and
                                          Chairman of the Board

         KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C. Cauley and Michael Way, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934 (the "Exchange Act") and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement on Form S-8 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Curtis J. Clawson                                 November 21, 2003
---------------------------------------
Curtis J. Clawson
President, Chief Executive Officer and
Chairman of the Board


/s/ James A. Yost
---------------------------------------               November 21, 2003
James A. Yost
Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/ Laurence Berg                                     November 21, 2003
---------------------------------------
Laurence Berg
Director


/s/ William H. Cunningham                             November 21, 2003
---------------------------------------
William H. Cunningham
Director


/s/ George T. Haymaker                                November 21, 2003
---------------------------------------
George T. Haymaker
Director


/s/ Steve Martinez                                    November 21, 2003
---------------------------------------
Steve Martinez
Director


/s/ Henry D.G. Wallace                                November 21, 2003
---------------------------------------
Henry D.G. Wallace
Director


/s/ Richard F. Wallman                                November 21, 2003
---------------------------------------
Richard F. Wallman
Director

                                 EXHIBIT INDEX

Exhibit No.            Description of Exhibit

5.1                    Opinion of Skadden, Arps, Slate, Meagher & Flom*
10.1                   Hayes Lemmerz International, Inc. Long-Term Incentive
                       Plan*
10.2                   Hayes Lemmerz International, Inc. Critical Employee
                       Retention Plan*
23.1                   Consent of KPMG LLP*
23.2                   Consent of Skadden, Arps, Slate, Meagher & Flom
                       (included in Exhibit 5.1)
24                     Power of Attorney (included on signature page)

*Filed electronically herewith.